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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         WESTPORT RESOURCES CORPORATION
                        (FORMERLY BELCO OIL & GAS CORP.)
             (Exact name of registrant as specified in its charter)

        NEVADA                                                  13-3869719
(State of Incorporation)                                      (IRS Employer
                                                            Identification No.)

                             410 SEVENTEENTH STREET
                                   SUITE 2300
                                 DENVER COLORADO
                                      80202
              (Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on which
       to be so registered                        each class is to be registered
-----------------------------------               ------------------------------
6 1/2% CONVERTIBLE PREFERRED STOCK,                   NEW YORK STOCK EXCHANGE
         PAR VALUE $0.01

Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         On August 21, 2001, the stockholders of Belco Oil & Gas Corp., a Nevada corporation, and the stockholders of Westport Resources Corporation, a Delaware corporation, approved and adopted the Agreement and Plan of Merger dated as of June 8, 2001, by and between Belco and Westport providing for the merger of Westport with and into Belco. In connection with the merger, Belco changed its name to Westport Resources Corporation, referred to herein as New Westport. As of the effective time of the merger, the outstanding shares of Belco preferred stock remained outstanding and the existing ratio was adjusted so that holders would receive 0.465795 of a share of New Westport common stock upon conversion.

         Westport Resources Corporation (formerly known as Belco Oil & Gas Corp.) is amending and restating its Registration Statement on Form 8-A relating to its 6 1/2% convertible preferred stock filed with the Securities and Exchange Commission on March 2, 1998 in order to reflect the name change of the registrant.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of Preferred Stock" in the Prospectus filed by Belco Oil & Gas Corp. pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 5, 1998, which shall be deemed to be incorporated by reference.

ITEM 2. EXHIBITS.

Exhibit No.       Description

  3.1 Amended Articles of Incorporation of Westport Resources Corporation (formerly known as Belco Oil & Gas Corp.) (incorporated by reference from Exhibit 3.1 of Form 8-A/A filed with the Securities and Exchange Commission on August 29, 2001).

  3.2 Second Amended and Restated Bylaws of Westport Resources Corporation (formerly known as Belco Oil & Gas Corp.) (incorporated by reference from Exhibit 3.2 of Form 8-A/A filed with the Securities and Exchange Commission on August 29, 2001).

  3.3 Certificate of Designations of 6 1/2% Convertible Preferred Stock dated March 5, 1998 (incorporated by reference from
                  Exhibit 4.1 of Current Report on Form 8-K dated March 11,
                  1998).

  4* Specimen Certificate for shares of preferred stock of Westport Resources Corporation.

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* Filed herewith.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  WESTPORT RESOURCES CORPORATION


                                  By: /s/ Donald D. Wolf
                                      -----------------------------------------
                                      Donald D. Wolf
                                      Chairman of the Board and Chief Executive
                                      Officer

Dated: August 28, 2001

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  3.1             Amended Articles of Incorporation of Westport Resources
                  Corporation (formerly known as Belco Oil & Gas Corp.)
                  (incorporated by reference from Exhibit 3.1 of Form 8-A/A filed with the Securities and Exchange Commission on August
                  29, 2001).

  3.2             Second Amended and Restated Bylaws of Westport Resources
                  Corporation (formerly known as Belco Oil & Gas Corp.)
                  (incorporated by reference from Exhibit 3.2 of Form 8-A/A filed with the Securities and Exchange Commission on August
                  29, 2001).

  3.3             Certificate of Designations of 6 1/2% Convertible Preferred
                  Stock dated March 5, 1998 (incorporated by reference from
                  Exhibit 4.1 of Current Report on Form 8-K dated March 11,
                  1998).

  4*              Specimen Certificate for shares of preferred stock of Westport
                  Resources Corporation.

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* Filed herewith.